LEASE/OPTION

         THIS LEASE/OPTION, entered into this 8th day of April, 1999, between FRED R. BECKER, III and ELAINE S. BECKER, his wife, whose mailing address is:
2520 North Field Lane, Clearwater, FL 33761, "Lessor", and TRIMFAST GROUP, INC., whose mailing address is: 777 S. Harbor Island Boulevard, Tampa, FL 33602, "Lessee".


                              W I T N E S S E T H:
                              --------------------

         In consideration of the sum of Ten ($10.00) Dollars and other good and valuable considerations, the receipt of which is hereby acknowledged, the parties agree to lease the hereinafter described premises, on the terms as hereinafter provided:

         1. Premises. Lessor does hereby lease to Lessee all of the real property and improvements situate on the hereinafter described property located in Pinellas County, Florida, to-wit:

            West 360, MOL, of Lot 5, BLACKBURN SUBDIVISION, according to the map or plat thereof, as recorded in Plat Book 24, page 62, public records of Pinellas County, Florida.

         2. Rental Period. The term of this lease shall commence on 1999, or issuance of a Certificate of the earlier of May 15, 1999, or issuance of a Certificate of Occupancy for the premises (the "Commencement Date"), and shall continue until midnight on the 30th day of June, 2000.

         3. Rental. The agreed rental for the term is payable in advance on a monthly basis on the 1st day of each and every month during the term hereof as follows:

                  (a) $8,000/per month, plus all applicable sales tax,
            commencing on the lst day of June, 1999, and on the lst day of each and ever month thereafter, payable monthly in advance and without demand, in the City of Clearwater or at such other place an to such other person or persons as Lessor may from time to time designate in writing. Provided, nevertheless, in the event the Commencement Date is earlier than May 15, 1999, Lessee shall pay prorated rents at the above rate from the Commencement Date to June 1st and monthly thereafter.


         4. Late Payment Charge. In addition to Lessor's remedies under the terms of this Lease, upon Lessee's failure to pay the rent or to make any other payments required to be made by Lessee hereunder within fifteen (15) days after the date, Lessor reserves the right to charge a late payment charge for handling the Fifty Dollars ($50.00) plus five percent (5%) of the outstanding balance due for each month or portion thereof. In no event shall the amount of such interest and late charge be in excess of usury laws.

         5. Use of Premises. The Premises are leased to Lessee for the use as: a manufacturing facility, as approved by the attached Conditional Use #6-4-98, dated 5/21/98 or such other legal purposes authorized by applicable zoning laws or other regulations.

         6. Ad Valorem Taxes and Assessments. Lessee covenants and agrees to pay and discharge during the month of November, all real estate taxes and assessments on the Premises, including improvements thereof, due and payable during the term of this Lease and any renewals thereof. Taxes for each year shall be paid in November for the initial year, Lessor will pay Lessor's prorata share, based upon the November discount, and Lessee shall timely deliver the balance to Lessor, made payable to the Tax Collector, for payment to the Tax Collector prior to the end of November, 1999.

         7. Personal Property Taxes and Expenses Relating to the Use of its Property. Lessee shall pay and hold Lessor harmless from and on account of all claims for occupational license, personal property taxes or other obligations attributable to the operation of Lessee's business on the Premises.

         8. Utilities. Lessee agrees to pay the cost of all utilities, including water, electricity, gas, sewer and trash collection. If these charges are not paid when due and Lessor is required to pay same, they will be added to the subsequent month's rent and shall be collectible from Lessee in the same manner as rent. Lessor shall not be liable for damage to Lessee in the same manner as rent. Lessor shall not be liable for damages to Lessee's business and/or inventory or for any other claim by Lessee resulting from an interruption in utility services or other casualty.

         9. Observance of Laws and Ordinances. Lessee agrees to observe, comply with and execute promptly at its expense during the term hereof, all laws, rules, requirements, orders, directives, codes, ordinances and regulations of governmental authorities and agencies and of insurance carriers which relate to its use or occupancy of the demised Premises. In addition, Lessee agrees to abide by all rules and regulations reasonably promulgated from time to time by Lessor for the demised Premises.

         10. Maintenance and Repairs. Lessee covenants throughout the term of this Lease and any renewal terms, at Lessee's sole cost and expense, to take good care of the demised Premises, including the Building and improvements now or at any time erected thereon, the equipment, fixtures, HVAC, motors and machinery thereof, and the sidewalks, curbs, roadways, parking areas and fences, if any, and to keep the same in good order and condition, and shall promptly at Lessee's own cost and expense make all necessary repairs and replacements, interior and exterior, structural and non-structural. All such repairs made by Lessee shall be generally at least equal in quality and class to the original work. Lessee shall keep and maintain all portions of the demised Premises and sidewalks adjoining the same in a clean and orderly condition, free of accumulation of dirt and rubbish. Lessee shall maintain all existing landscaping, keeping same neat and properly trimmed and fertilized.

         In the event Lessee shall not exercise its option, or upon any other termination of this lease, Lessee shall fully restore the premises to their original condition, excluding only normal wear and tear.

         11. Indemnity. Lessee covenants and agrees to indemnify and save Lessor harmless from and against any and all claims for damages or injuries to goods, wares, merchandise and profit and for any personal injury or loss or life in, upon, or about the demised Premises, and Lessee covenants to provide comprehensive liability insurance coverage insuring Lessor against any liability whatsoever occasioned by accident on or about the demised Premises, in a company, form and amount reasonably acceptable to Lessor.

         12. Fire and Extended Coverage Insurance. Lessee shall carry windstorm, hurricane, fire and extended coverage insurance (and flood insurance if required by Lessor's mortgagee) insuring the Building for its full insurance value, in a form and company reasonably acceptable to Lessor, naming the Lessor and its mortgages as additional insurance.

         13. Intent of Parties. It being the intention and purpose of the respective parties hereto that this Lease shall be a "Net Lease" to Lessor, with all cost or expense, tax or assessment, of whatever character or kind, general and special, ordinary and extraordinary, foreseen and unforeseen and of every kind and nature whatsoever that may be necessary in or about the operation of said demised Premises being paid by Lessee, and Lessee's authorized use thereof during the entire term of this Lease and all provisions of this Lease relating to expenses are to be construed in light of such intention and purpose to construe this Lease as a "Net Lease".

         14. Mortgages and Encumbrances. Lessor represents to Lessee that as of the date of this lease, no mortgages, liens or other encumbrances exist on the subject property EXCEPT FOR that certain mortgage to AmSouth Bank, originally dated 4/3/84, having an approximate balance of $338,000 and ballooning on 5/24/01. Lessee shall have no right to expose Lessor's interest to mechanic's, materialman's, laborer's or other lies or encumbrances of any type or nature at any time hereunder.

         15. Default. Lessee shall have a ten (10) day grace period, following written notice to Lessee, before Lessor can proceed to enforce Lessor remedies in the event of a default. If any default is not corrected, Lessor may immediately enter on the leased Premises and repossess the same as of its former estate, and expel Lessee and those claiming under Lessee, and remove their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant. Such property may be moved and stored in a public warehouse or elsewhere at the cost and for the account of Lessee and Lessor shall have no liability therefore, absent willful negligence. Should Lessor elect to reenter as herein provided or should it take possession pursuant to legal proceedings or pursuant to any notice provided, for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises or any part thereof for such term and at such rental and terms as Lessor may deem advisable; upon each such reletting all rentals received by Lessor from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by the Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. No such re-entry or taking possession of said Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach. Should Lessor at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the leased Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the leased Premises for the remainder of the stated term. In case suit shall be brought for recovery of possession of the leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenants herein contained on the part of Lessee to be kept or performed, and a breach shall be established, Lessee shall pay to Lessor all expenses Lessor incurred therefor, including a reasonable attorney's fee for trial and appellate legal services.

        The specified remedies to which the Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Lessor may be lawfully entitled in case of any breach or threatened breach by the Lessee of any provision of this Lease. The failure of the Lessor to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by the Lessor of rent with knowledge of the breach of any covenant hereof (other than the payment of rent) shall not be deemed a waiver of such breach and no waiver by the Lessor of any provisions in this Lease shall be deemed to have been made unless expressed in writing and signed by the Lessor. In addition to the other remedies in this Lease provided, the Lessor shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation of the covenants, conditions or provisions of this Lease.

         Anything above, or elsewhere set forth in this lease to the contract notwithstanding in the event of a default hereunder by Lessee, Lessee shall retain the option to purchase to properties leased hereby, until the earlier of the closing date of July 15, 2000, or expiration of the appeal period as to any Court order cancelling this lease or evicting the Lessee for default, but in such case, the option price shall be adjusted to include the cost and fees incurred by Lessor in adjudicating a default hereunder.

         16. Florida Law Governs. This instrument is governed by and interpreted pursuant to the laws of the State of Florida.

         17. Binding on Successors. This Contract shall bind Lessor, its successors or assigns, and the heirs, assigns, administrators, legal representatives, executors or successors as the case may be, of Lessee, but may not be assigned without the prior written consent of Lessor, which shall not be unreasonably withheld.

         18. Time is of the Essence. It is understood and agreed by the parties hereto that time is of the essence as to this Lease and this applies to all terms and conditions contained herein.

         19. Non-Waiver Provision. It is further agreed that the failure of either party hereto in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions hereof, or to exercise any remedy, privilege or option herein conferred upon or reserved to Lessor or Lessee shall not operate or be construed as a relinquishment or right to enforce the same or to exercise such privilege, option or remedy and that the same shall continue in full force and effect.

         20. Attorneys' Fees, Collection and Appeal. In the event of any default, Lessee agrees to pay the cost of collection and including attorneys' fees through any appeal.

         21. Memorandum of Lease. The parties agree that upon the request of a party, the other party will enter into a Memorandum of Lease for recording purposes describing the Premises, term, Lessee's options to purchase, Lessee's exclusive rights and such other matters as Lessee may request or as shall be appropriate.

         22. Vandalism. Lessor shall not be liable for any damage to, removal of, or loss of any property of Lessee occasioned by any theft, burglary, robbery, larceny, vandalism or any attempted theft, burglary, robbery, larceny of any kind. Lessee will repair at its own cost and expense any damage or loss caused to the demised Premises as a result of any such theft or vandalism.

         23. Alterations and Additions. Lessee may make any and all alterations, additions, changes, improvements or modifications to the interior, exterior or structural parts of the Building as it desires in order to maintain, replace, repair or update the appearance without the necessity of obtaining the prior consent of Lessor, so long as Lessee complies with all applicable building codes and regulations.

         Upon termination of this Lease, Lessee shall be under no obligation to remove any alterations, additions, changes or improvements so as to restore the Building to its prior condition. Lessor shall cooperate in securing all necessary building and other permits required under this paragraph, and Lessor does hereby irrevocably appoint Lessee as its agent and/or attorney-in-fact, to authorize Lessee to obtain any and all permits, or other approvals as they relate to the property, during the term of this lease, and any party relying upon this appointment or designation shall not have any liability therefore.

         24. Lessee's Signs. Lessee shall have the right to install and maintain appropriate exterior signs identifying its business operations at the Premises including, but not limited to, an illuminated, free-standing sign, provided the same complies with-all applicable codes.

         25. Notices. Notices to Lessor provided herein shall be sufficient if sent by registered or certified mail, postage prepaid, or by facsimile transmission, addressed to:


             AS TO LESSOR:               FRED R. AND ELAINE S. BECKER
                                         2520 North Field Lane
                                         Clearwater, FL 33761

                                         FAX #
                                              ------------------------

             AS TO LESSEE:               TRIMFAST GROUP, INC.
                                         777 S. Harbour Island Boulevard
                                         Tampa, FL 33602

                                         FAX #   813-275-0051
                                              ------------------------

or such other respective addresses as the parties may designate in writing from time to time.

         27. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to person's who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

         28. Option to Purchase. In consideration of the sum of $100,000 paid by Lessee to Lessor upon execution of this lease, Lessor grants to Lessee an exclusive option to purchase the demised premises during the term of this lease, the last day to effect closing being June 30, 2000. TIME BEING OF THE ESSENCE. The said $100,000 payment is fully earned in consideration of said option and this lease agreement, and is non-refundable, except if Lessee closes hereunder, the payment shall be credited as hereinafter set forth. The purchase price shall be for the sum of One Million Two Hundred Thousand ($1,200,000.00) Dollars, with full credit for the $100,000 option monies paid. To exercise this said Option to Purchase, Lessee shall give Lessor thirty (30) days written notice of its intent to exercise this option, at which time Lessor shall order, at Lessor's expense, a title insurance commitment, which shall insure the Lessee's purchase in the full amount of the purchase price, reflecting the title to be marketable, and free of all liens, encumbrances, or exceptions, except for ad valorem taxes [which are the obligation of Lessee] and matters set forth in the attached Exhibit "A", which are permitted exceptions [the "Permitted Exceptions"], the existing lease hereinafter identified, and mortgages or other charges which will be paid at closing. Lessor shall in addition to paying for owner's title insurance as aforesaid, in a company reasonably acceptable to Lessee, pay for documentary stamps in the full amount of the transfer, all in the amount of the said purchase price, and shall pay for any corrective documents or actions needed to make the title marketable, and consistent with the requirements hereunder, or to otherwise comply with Lessor obligations under this lease agreement. All costs of any mortgage financing by Lessee shall be Lessee's sole cost and expense. As to any other transactional costs or charges arising at the time of exercise, they shall be handled as is then the custom as established by the most recently drafted FAR/BAR form real estate contract, except that there shall be no corrective requirements for the physical property, since Lessee is obligated to make all maintenance, treatment, repairs, etc., and there will be no proration of taxes since the same is a Lessee obligation hereunder. Each party represents to the other that neither has dealt with a real estate broker or agent incident to the lease agreement evidenced hereby, or the option extended hereunder, and to the extent such representations are not accurate and commissioned liability should arise hereunder, the party misrepresenting such statement shall fully indemnify the other party for all costs, charges and commissions due, including attorneys' fees incident to said indemnity or the enforcement thereof. Anything herein to the contrary notwithstanding, if Lessee exercises its option on a timely basis and Lessor either cannot, or will not, convey the property by Warranty Deed generally in accordance with this agreement, then Lessor shall immediately remit the full $100,000 option amount, plus interest at the legal rate and this agreement shall be at an end.

         29. Miscellaneous.
             -------------
         A. There is an existing month-to-month lease on the premises. Lessor shall retain all rents paid thereunder. Should Lessee exercise its option, Lessor shall assign its rights in the lease to Lessee.

         B. Lessee, at its expense, may order an Ownership & Encumbance Report upon execution hereof. If it show title to be as stated, Lessee may by written notice cancel this lease on or before May 1, 1999 and Lessor shall remit the option monies paid.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.


In the Presence of:


/s/                                        /S/ FRED R. BECKER, III        (SEAL)
  ----------------------------                ----------------------------
                                              FRED R. BECKER, III

                                           /S/ ELAINE S. BECKER           (SEAL)
------------------------------                ----------------------------
As to "Lessor"                                ELAINE S. BECKER


                                              TRIMFAST GROUP, INC.

/s/ Kimberly E. Mann                          By: /s/ Michael J. Muzzio   (SEAL)
   ----------------------------                  -------------------------
    Kimberly E. Mann                             Michael J. Muzzio
-------------------------------
As to "Lessee"